Exhibit 10.29

EASTMAN CHEMICAL COMPANY
2012 OMNIBUS STOCK COMPENSATION PLAN

AWARD NOTICE FOR GRANT OF NONSTATUTORY STOCK OPTION

Grantee:

Number of Shares:

Exercise Price: $

Grant Date: February 28, 2014

Expiration Date: February 27, 2024
This Award Notice for the Grant of Nonstatutory Stock Option (this “Award Notice”) by and between Eastman Chemical Company (the “Company”) and the Grantee named above (referred to below as “you”) evidences the grant by the Company of a Nonstatutory Stock Option (the "Option") to you on the date stated above (the “Grant Date”) and your acceptance of such Option in accordance with the provisions of the Eastman Chemical Company 2012 Omnibus Stock Compensation Plan, as amended from time-to-time (the “Plan”).
The Option is subject to the terms and conditions set forth in the Plan (which is incorporated herein by reference), any rules and regulations adopted by the Board of Directors of the Company or the Compensation and Management Development Committee (collectively, the “Committee”), and this Award Notice. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms, conditions and provisions of the Plan shall control, and this Award Notice shall be deemed to be modified accordingly. Capitalized terms used in this Award Notice that are not defined herein shall have the meanings set forth in the Plan. For purposes of this Award Notice, "Employer" means the Subsidiary that employs you, if you are not employed directly by the Company.

1.Option Grant. You have been granted the Option to purchase the number of shares of the Company’s common stock, $.01 par value (“Common Stock”), set forth above. The Option is a “non-qualified stock option” and is not an incentive stock option within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

2.Exercise Price. The price at which you may purchase the shares of Common Stock covered by the Option is the Exercise Price per share set forth above.

3.Period of Option and Limitations on Right to Exercise. Subject to earlier cancellation of all or a portion of the Option as described in Sections 7 and 9 of this Award Notice, the Option will expire at 4:00 p.m., Eastern Standard Time, on the Expiration Date set forth above ("Expiration Date").

4.Vesting of Option; Manner of Exercise.

(a)    Subject to the terms set forth in this Award Notice, the Option will become exercisable as to one-third of the shares covered hereby on the first anniversary of the Grant Date, and one-third of the shares covered hereby on the second anniversary of the Grant Date, and as to the remaining shares on the third anniversary of the Grant Date.

(b)    Upon your death, your personal representative may exercise the Option, subject to the terms set forth in Section 7 of this Award Notice.

(c)    The Option may be exercised in whole or in part. The exercise generally must be accompanied by, or make provision for, full payment in cash, by check, by a broker-assisted cashless method, or by surrendering unrestricted shares of Common Stock having a value on the date of exercise equal to the exercise price, or in any combination of the foregoing; however, if you wish to pay with shares of Common Stock already held by you, you may submit an Affidavit of Ownership form attesting to the ownership of the shares instead of share certificates.

(d)    Limitations on Method of Exercise. Notwithstanding anything to the contrary in this Award Notice, if you reside in a country (or, if different, are employed in a country) where the local foreign exchange rules and regulations either preclude the remittance of currency out of the country for purposes of paying the Exercise Price, or require the Company, your Employer and/or you to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, the Company may restrict the method of exercise to a form of cashless exercise or such other form(s) of exercise (as it determines in its sole discretion). In addition, the Company may require you to sell any shares of Common Stock acquired under the Plan at such times as may be required to comply with any local legal, regulatory or tax requirements (in which case, this Award Notice shall give the Company the authority to issue sales instructions with respect to shares of Common Stock acquired under the Plan on your behalf).

5.Nontransferability. The Option is not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. The Option may be granted only to and exercised only by you during your lifetime, except in the case of a permanent disability involving mental incapacity.

6.Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock covered by the Option until you become the holder of record of such shares by exercising the Option.

7.Termination of Employment. Upon termination of your employment with the Company and its Subsidiaries ("termination") by reason of a Qualifying Termination (as defined below), the Option will remain exercisable according to its terms until the earliest to occur of: 1) five (5) years following your date of termination or 2) the Expiration Date. Upon termination due to resignation (other than a Qualifying Termination), the Option will remain exercisable according to its terms until the earliest to occur of: 1) ninety (90) days following your date of termination or 2) the Expiration Date. Upon termination for cause, any portion of the Option not previously exercised by you will be canceled and forfeited by you, without payment of any consideration by the Company. Upon termination for a reason other than those described in this Section (e.g., reduction in force, divestiture, special separation, termination by mutual consent), the Option will remain exercisable until the Expiration Date, unless the Committee (for executive officers) or the executive officer responsible for Human Resources (for non-executive employees) determines that any portion of the Option will not remain exercisable or that the Option will be exercisable for a shorter period.

A termination of employment is considered a “Qualifying Termination” when one of the following criteria has been met: combined age and years of service which equals or exceeds 75; age 55 and 10 years of service; age 50 or greater at hire date, and 5 years of service; or age 65.

8.Income Tax and Social Insurance Contributions Withholding.

(a)    Regardless of any action the Company or your Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any shares of Common Stock acquired pursuant to the Option and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.

(b)    Prior to the delivery of shares of Common Stock upon exercise of your Option, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole shares of Common Stock otherwise issuable upon exercise of the Option that have an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the shares of Common Stock. In cases where the Fair Market Value of the number of whole shares of Common Stock withheld is greater than the minimum Tax-Related Items required to be withheld, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company or your Employer may withhold the minimum Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from your regular salary/wages, or from any other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through the withholding of cash from your regular salary/wages or any other amounts payable to you, no shares of Common Stock will be issued to you (or your estate) upon exercise of the Option unless and until satisfactory arrangements have been made by you with respect to the payment of any Tax-Related Items which the Company and your Employer determines, in its sole discretion, must be withheld or collected with respect to such Option. By accepting the Option, you expressly consent to the withholding of shares of Common Stock and/or the withholding of cash from your regular salary/wages or other amounts payable to you as provided for hereunder. All other Tax-Related Items related to the Option and any shares of Common Stock delivered in payment thereof are your sole responsibility.

(c)    The Option is intended to be exempt from the requirements of Code Section 409A. The Plan and the Award Notice shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Award Notice are subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion, and without your consent, amend this Award Notice to cause them to comply with Code Section 409A or be exempt from Code Section 409A.

9.Noncompetition; Confidentiality. You will not, without the written consent of the Company, either during your employment by the Employer, the Company or any of its Subsidiaries or thereafter, disclose to anyone or make use of any confidential information which you have acquired during your employment relating to any of the business of the Employer, the Company or any of its Subsidiaries, except as such disclosure or use may be required in connection with your work as an employee of the Employer, the Company or any of its Subsidiaries. During your employment by the Employer, the Company or any of its Subsidiaries, and for a period of two years after the termination of such employment, you will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which you have worked for the Employer, the Company or any of its Subsidiaries. The provisions of this Section 9 applies separately in the United States and in other countries but only to the extent that its application shall be reasonably necessary for the protection of the Employer, the Company or any of its Subsidiaries. You will forfeit all rights under this Award Notice to or related to the Option if, in the determination of the Committee (in the case of executive officers) or of the executive officer responsible for Human Resources (in the case of non-executive employees), you have violated any of the provisions of this Section 9, and in that event any issuance of shares, payment or other action with respect to the Option shall be made or taken, if at all, in the sole discretion of the Committee or the executive officer responsible for Human Resources.

10.Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration, or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

11.Change in Ownership; Change in Control. Article 14 of the Plan contains certain special provisions that will apply to the Option in the event of a Change in Ownership or Change in Control, respectively.

12.Adjustment of Option Terms. The adjustment provisions of Article 15 of the Plan will control in the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend) or upon the occurrence of or in anticipation of any other corporate event or transaction involving the Company (including, without limitation, any merger, combination, or exchange of shares).

13.Reimbursement of Certain Compensation Following Restatement. The Option is subject to the provisions of the Plan and any applicable law or Company policy requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions.

14.Repatriation and Legal/Tax Compliance Requirements. If you are a resident of or employed in a country other than the United States, you agree, as a condition of the grant of the Option, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to this Option) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by your employer, the Company or any of its Subsidiaries as may be required to allow your employer, the Company or any of its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions that may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

If you are resident or employed in a country that is a member of the European Union, the grant of the Option and this Award Notice is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Notice is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

15.No Guarantee of Employment. The grant of the Option shall not create any employment relationship with the Company or any of its Subsidiaries. Further, the grant of the Option shall not confer upon you any right of continued employment with your Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a stockholder of the Company with respect to any shares of Common Stock issuable upon the exercise of the Option until the date of issuance of such shares of Common Stock.

16.Discretionary Nature of Grant; No Vested Rights. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, the vesting provisions and the Exercise Price. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

17.Termination Indemnities. Your participation in the Plan is voluntary. The value of the Option and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the Plan, including the grant of the Option, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

18.Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Option and your participation in the Plan. The collection, processing and transfer of your personal data is necessary for the Company’s administration of the Plan and your participation in the Plan. Your denial and/or objection to the collection, processing and transfer of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company and its Affiliates and Subsidiaries hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate or Subsidiary, details of all equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from third parties, and the Company and its Affiliates and Subsidiaries will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the organization of the Company and its Affiliates and Subsidiaries only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for your participation in the Plan.
The Company and its Affiliates and Subsidiaries will transfer Data as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and its Affiliates and Subsidiaries may further transfer Data to any third parties assisting the Company and its Affiliates and Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You hereby authorize (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan.
You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan. You may seek to exercise these rights by contacting your local HR manager or the Company’s Human Resources Department.
19.Private Placement. If you are a resident and/or employed outside of the United States, the grant of this Option is not intended to be a public offering of securities in your country of residence (and country of employment, if different). the Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and this Option is not subject to the supervision of the local securities authorities. No employee of the Company or its Affiliates and Subsidiaries is permitted to advise you on whether you should purchase Shares under the Plan. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to this Option, you should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and should carefully review all of the materials related to this Option and the Plan. In addition, you should consult with your personal investment advisor for professional investment advice.

20.Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to this Option to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.English Language. If you are resident outside of the United States, you acknowledge and agree that it is your express intent that this Award Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Option, be drawn up in English. If you have received this Award Notice, the Plan or any other documents related to this Option translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.

22.Addendum. Notwithstanding any provisions of this Award Notice to the contrary, this Option shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as are forth in the applicable Addendum to this Award Notice. Further, if you transfer residence and/or employment to another country reflected in an Addendum to this Award Notice, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of this Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Any applicable Addendum shall constitute part of this Award Notice.

23.Additional Requirements. The Company reserves the right to impose other requirements on this Option, any payment made pursuant to this Option, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of this Option and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

24.Governing Law. This Award Notice shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.

25.Venue. In accepting this Option grant, you are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Tennessee of the United States of America to resolve any and all issues that may arise out of or relate to this Option and this Award Notice.

26.Binding Effect. This Award Notice shall be binding upon the Company and you and its and your respective heirs, executors, administrators and successors.

27.Conflict. To the extent the terms of this Award Notice are inconsistent with the Plan, the provisions of the Plan shall control and supersede any inconsistent provision of this Award Notice.

28.Non-Negotiable Terms. The terms of this Award Notice are not negotiable, but you may refuse to accept this Option by notifying the Company’s executive officer responsible for Human Resources in writing; any such refusal of acceptance will immediately cancel and forfeit the award.

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EASTMAN CHEMICAL COMPANY
2012 OMNIBUS STOCK COMPENSATION PLAN

ADDENDUM TO AWARD NOTICE FOR GRANT OF NONSTATUTORY STOCK OPTION

In addition to the terms of Eastman Chemical Company 2012 Omnibus Stock Compensation Plan (the “Plan”) and the Award Notice for the Grant of Nonstatutory Stock Option (the “Award Notice”), the Option is subject to the following additional terms and conditions as set forth in this addendum to the extent you reside and/or are employed in one of the countries addressed herein (the “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Award Notice. To the extent you transfer residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

Australia

1.    Option Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of the Australia, the grant of the Option is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.

2.    Right to Exercise Option. Notwithstanding anything in the Award Notice or the Plan to the contrary, if the Option vests when the Fair Market Value per share of Common Stock is equal to or less than the Exercise Price, you may not exercise the vested portion of the Option until the first business day following the business day in which the Fair Market Value per share of Common Stock exceeds the Exercise Price of the Option. For the avoidance of doubt, this provision shall apply to any Option held by an award recipient who transfers to Australia after the Option is granted, as determined by the Committee in its sole discretion.

Belgium

Grantee: ___________________________ Number of Shares: _____________________

Grant Date: ___________________________ Exercise Price: _____________________

1.    Acceptance of Option. In order for the Option to be subject to taxation at the time of grant, you must affirmatively accept the Option in writing within 60 days of the Grant Date specified above by signing below and returning this original executed Addendum to:
Karen van den Heuvel
Eastman Chemical B.V.
HR-Compensation and Benefits
Capelle, Netherlands

You hereby accept the Option granted by the Company on the Grant Date. You acknowledge that you have been encouraged to discuss the acceptance of the Option and the applicable tax treatment with a financial and/or tax advisor, and that your decision to accept the Options is made in full knowledge.

Grantee Signature:        _______________________________

Grantee Printed Name:        _______________________________

Date of Acceptance:        _______________________________

If you fail to affirmatively accept the Option in writing within 60 days of the Grant Date, the Option will not be subject to taxation at the time of grant but instead will be subject to taxation on the date you exercise the Option (or such other treatment as may apply under Belgian tax law at the time of exercise).

2.    Undertaking for Qualifying Option. If you are accepting the Option in writing within 60 days of the Grant Date and wish to have the Option subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999, you may agree and undertake to (a) not exercise the Option before the end of the third calendar year following the calendar year in which the Grant Date falls, and (b) not transfer the Option under any circumstances (except upon on rights your heir or legal representative might have in the Option upon your death). If you wish to make this undertaking, you must sign below and return this executed Addendum to the address listed above.
Grantee Signature:        _______________________________

Grantee Printed Name:        _______________________________

France

1.    English Language. You acknowledge and agree that it is your express intent that this Award Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If you have received this Award Notice, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
Langue anglaise. Vous reconnaissez et consentez que c'est votre intention expresse que cet Accord, le Projet et tous les autres documents, les notifications et l'événement légal est entré dans, compte tenu de ou institué conformément à l'Option, est formulé dans l'anglais. Si vous avez reçu cet Accord, le Projet ou aucuns autres documents liés à l'Option a traduit dans une langue autrement que l'anglais, et si le sens de la version traduite est différent de la version anglaise, la version anglaise contrôlera.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Karen van den Heuvel
Eastman Chemical B.V.
HR-Compensation and Benefits
Capelle, Netherlands

NO LATER THAN 90 (NINETY) DAYS FOLLOWING THE GRANT DATE.

Mexico

1.    Commercial Relationship. You expressly recognize that your participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between you and the Company. The Company has granted you this Option as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs you (i.e., your Employer), and the Company’s Subsidiary in Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize the Plan and the benefits you may derive from your participation in the Plan does not establish any rights between you and your Employer, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by your Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE AWARD NOTICE, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date
IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO

Jorge Luis Hernandez Sosa
HR Manager, Latin American
Santo Toribio - MEXICO

NO LATER THAN 90 (NINETY) DAYS FOLLOWING THE GRANT DATE.

Netherlands

1.    Waiver of Termination Rights. In consideration of the grant of your Option, you agree that you waive any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) you cease to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

Singapore

1.    Qualifying Person Exemption. The following provision shall supplement Section 20 of the Award Notice:

The grant of the Option under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that, as a result, the Option is subject to section 257 of the SFA and accordingly, you will be unable to make (a) any subsequent sale of any shares of Common Stock acquired in exercise of the Option in Singapore or (b) any offer of sale of any shares of Common Stock acquired in exercise of the Option in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

United Kingdom

1.    No Exercise by Using Existing shares of Common Stock. Notwithstanding anything in Sections 5 of the Award Notice to the contrary, if you are resident in the United Kingdom, you shall not be permitted to use existing shares of Common Stock for exercising the Option and paying the Exercise Price.

2.    Income Tax and Social Insurance Contribution Withholding. The following provision shall replace Section 9 of the Award Notice:

Regardless of any action the Company or your Employer takes with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant or exercise of the Option and the acquisition of shares of Common Stock, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility. Furthermore, the Company and/or your Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant or exercise of the Option and the acquisition of shares of Common Stock, the subsequent sale of any shares of Common Stock acquired upon exercise and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.
As a condition of the issuance of shares of Common Stock upon exercise of the Option, the Company and your Employer shall be entitled to withhold and you agree to pay, or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy, all obligations of the Company and/or your Employer to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items. In this regard, you authorize the Company and your Employer to withhold all applicable Tax-Related Items legally payable by you from any salary/wages or other cash compensation paid to you by the Company and your Employer. Alternatively, or in addition, if permissible under local law, you authorize the Company and/or your Employer, each at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by you by one of the following: (a) by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise of the Option a sufficient number of whole shares of Common Stock having an aggregate Fair Market Value that would satisfy the withholding amount, provided, however, that in no event may the whole number of shares of Common Stock withheld in the case of this clause (a) exceed the applicable statutory minimum withholding rates (if any); or (b) in cash. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, you are deemed to have been issued the full number of shares of Common Stock subject to the Option, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Option.
If, by the date on which the event giving rise to the Tax-Related Items occurs (the "Chargeable Event"), you have relocated to a jurisdiction other than the jurisdiction in which you were living in at the Date of Grant, you acknowledge that the Company and your Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
You also agree that the Company and your Employer may determine the amount of Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right which you may have to recover any overpayment from the relevant tax authorities.
You shall pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to account to HMRC with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days of the Chargeable Event or such other period as required under U.K. law (the "Due Date"), you agree that the amount of any uncollected Tax-Related Items shall (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), constitute a loan owed by you to your Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company and/or your Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable laws or if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver the shares of Common Stock acquired under the Plan.

3.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment with your Employer for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to exercise the Option as a result of such termination, or from the loss or diminution in value of the Option. Upon the grant of the Option, you shall be deemed irrevocably to have waived any such entitlement.

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